Corporate Presentation January 2020 | Soleno Therapeutics Exhibit 99.1

| © 2020 Soleno Therapeutics Certain Notices and Disclaimers Forward-Looking Statements This presentation contains forward-looking statements that are subject to many risks and uncertainties. Forward looking statements appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned product development and clinical trials; the timing of, and our ability to make, regulatory filings and obtain and maintain regulatory approvals for our product candidates; our intellectual property position; the degree of clinical utility of our products, particularly in specific patient populations; our ability to develop commercial functions; expectations regarding product launch and revenue; our results of operations, cash needs, and spending of the proceeds from this offering; financial condition, liquidity, prospects, growth and strategies; the industry in which we operate; and the trends that may affect the industry or us. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. You should also read carefully the factors described in the “Risk Factors” section and other parts of our Quarterly Report on Form 10-Q, available at www.sec.gov, in order to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

Soleno Therapeutics (NASDAQ: SLNO) | © 2020 Soleno Therapeutics Protected by multiple layers of granted and pending patents Provides composition of matter protection, as well as protection of formulations, and method of use Substantial potential for patent term extension IP protection to mid-2030s Orphan designation in the US and EU. Fast Track granted Significant upside potential in other indications Orphan designation granted Financed through topline data in 1H2020 Leading HC-focused institutional investors, Abingworth, Vivo, Oracle Partners and Jack Schuler Financed by leading healthcare investors Compelling product profile Addresses hallmark symptoms of PWS Clinically relevant improvements in hyperphagia, aggressive behaviors, body composition, and CV risk parameters with established decades-long safety profile Orphan asset in Phase III Study for Prader-Willi syndrome Phase III enrollment complete. Topline data 1H 2020 Significant commercial potential in PWS, an orphan indication with high unmet need. No approved treatments for hyperphagia, the hallmark symptom of PWS

Leadership Team | © 2020 Soleno Therapeutics Anish Bhatnagar, M.D. Chief Executive Officer Jim Mackaness Chief Financial Officer Neil M. Cowen, Ph.D. Senior VP, Drug Development Revati Shreeniwas, MD VP, Clinical Development Kristen Yen, M.S. VP, Clinical Operations Patricia C. Hirano, M.P.H. VP, Regulatory Affairs Essentialis

Prader-Willi Syndrome (PWS)

- Complex genetic neurobehavioral/metabolic disorder due to the loss or lack of expression of a set of genes on chromosome 15
- Birth incidence ~1:15,000 live births
- Elevated mortality rates; average life expectancy ~30 years
- Highest unmet needs
  - Hyperphagia
  - Increases in lean body mass/reductions in fat mass
  - Aggressive behaviors
- PWS families have low QOL
  - Non-PWS siblings show high rates of post traumatic stress syndrome



5 | © 2020 Soleno Therapeutics

SOLENO THERAPEUTICS

DCCR Once Daily Tablets | © 2020 Soleno Therapeutics Tablet formulation of choline salt of diazoxide (diazoxide choline is an NCE) DCCR allows for slow release of diazoxide over 24 hours, and ensures stable levels of free diazoxide Protected by multiple issued patents, including composition of matter Characterized in 5 Phase I and 3 Phase II studies in healthy volunteers, obese, dyslipidemic or PWS subjects More than 210 subjects dosed before Phase III in PWS QD Dosing Critical to Facilitate Independence and Compliance

| © 2020 Soleno Therapeutics Diazoxide is Not Approved for Use in PWS Use of diazoxide-based dosage forms in PWS blocked by issued Soleno patent claims BID/TID dosing required Rapid absorption → high Cmax Several of the most common adverse events are Cmax-associated Oral KATP channel agonist approved in 1976 More than 40 years’ chronic use in neonates/infants, children, and adults Only current use in ultra-rare condition of hyperinsulinism Only oral suspension currently marketed in US Long, bitter aftertaste Problems with dose uniformity Rapid protein binding of diazoxide

DCCR Proposed Mechanism of Action | © 2020 Soleno Therapeutics Appetite controlled by 2 sets of neurons in the hypothalamus NPY/AgRP: secrete NPY and AgRP, appetite stimulatory neuropeptides POMC: secretes POMC, an appetite suppressive neuropeptide NPY expression is elevated in PWS Loss of SNORD116 in the PWS critical region on chromosome 15 leads to NPY overexpression Elevations in NPY drive hyperphagia DCCR agonizes KATP channels in NPY/AgRP neurons Reduces secretion of NPY and AgRP, thereby reducing hyperphagia Snord116 Deletion Increased activation of orexigenic pathways Reduced activation of anorexic pathways HYPERPHAGIA

Evidence of efficacy in multiple animal models of NPY-associated obesity with hyperphagia | © 2020 Soleno Therapeutics

DCCR Pilot Study in PWS Randomized, Placebo Withdrawal, Single-Center Study of DCCR in obese, genetically-confirmed PWS patients ages 10 to 22 years Included subjects with mild as well as moderate-to-severe hyperphagia 5 subjects enrolled in a subsequent 6-month open-label extension study | © 2020 Soleno Therapeutics   Screening Open Label Treatment Phase (Baseline to Visit 7) N=13 Double-Blind, Placebo-Controlled, Randomized Withdrawal Phase (Visit 7 to Visit 8) N=11 4 weeks 10 weeks 4 weeks Patients escalated from 1.5 mg/kg to 4.2 mg/kg Continue on last DCCR dose or placebo equivalent

Hyperphagia Response During Open-Label Treatment Greater at Highest Dose and Moderate-Severe Hyperphagia | © 2020 Soleno Therapeutics PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics Placebo Reverses DCCR Treatment Effect Patients with Moderate-Severe Hyperphagia PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics DCCR Impacts Body Fat and Lean Body Mass PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics Waist Circumference Significant Reduction from Baseline-V7 Reduction consistent with a loss of visceral fat. PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics DCCR Reduces Aggressive Behaviors PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics DCCR Impacts CV Risk Factors PLoS One. 2019 Sep 23;14(9):e0221615

| © 2020 Soleno Therapeutics DCCR Safety Consistent with Long History of Safe Use of Diazoxide Safety profile of diazoxide in chronic use is well-known Safety of DCCR consistent with that diazoxide The most common adverse events with DCCR include hyperglycemia and peripheral edema No serious, unexpected adverse events related to DCCR Doses of DCCR used in the PWS studies are at the low end or below the equivalent labeled range for diazoxide Estimated more than 120,000 patient-years of chronic use of diazoxide

Regulatory Status FDA interactions in May 2017 (Type C) and Jan 2018 (EOP2) confirmed key aspects of Phase III development program in PWS Hyperphagia as the primary endpoint HQ-CT as the appropriate tool to assess hyperphagia 3 months as appropriate randomized study duration (safety data in 9 month open-label study) Patients as young as 4 years eligible No BMI requirement for study entry US and EU Orphan Designation granted Fast Track designation granted for diazoxide choline development program in PWS | © 2020 Soleno Therapeutics

| © 2020 Soleno Therapeutics Phase III Program Design Patients randomized in a 2:1 ratio to DCCR or placebo Genetically-confirmed PWS patients who are hyperphagic Study started May 2018, enrollment completed Jan 2020, topline data 1H 2020 Primary endpoint – change in hyperphagia compared to placebo All patients completing C601 are eligible to enroll in C602 3 months placebo-controlled treatment 12-month open-label safety study (option to extend treatment for 24 additional months) C601 ~100 patients C602 C601 (DESTINY PWS): Multi-center, randomized, double-blind, placebo-controlled, parallel arm study in patients with PWS (Phase III) C602: Open-label safety extension study

Phase III Program Update* | © 2020 Soleno Therapeutics DSMB has recommended continuation of C601 study without any change at two pre-defined times during the study 100% PATIENTS ENROLLED >95% 29 ACTIVE SITES PATIENTS EITHER CONTINUING ON STUDY OR HAVE COMPLETED >95% PATIENTS CONTINUING ON STUDY C601 C602 * As of January 2020

Collaboration with Casimir | © 2020 Soleno Therapeutics The FDA’s 21st Century Cures Act defines the importance of individual patient experience to the FDA’s regulatory decision-making process Soleno is collaborating with Casimir, a rare disease research organization, to collect individual patient outcome data from patients participating in C601/602 Outcome assessments will be based on interviews and/or videos before and during treatment with DCCR on C601/602 Casimir’s past work has assisted with the approval of EXONDYS 51® for DMD

Extensive IP Protection | © 2020 Soleno Therapeutics Extensive protection of DCCR drug active, drug product, method of manufacture in the treatment of PWS and more generally in syndromic obesity expiring 2025-2035 Composition of matter (potential for extension to 2034 in US and to 2031 in EU) Up to 6 patents are orange book listable (up to 3 expiring in 2035) Three families of patents being prosecuted in all major pharma markets – primary cases on all three issued Pharmaceutical formulations of KATP channel activators and uses thereof PWS relevant claims: treatment of hyperphagia Salts of KATP channel activators and uses thereof PWS relevant claims: treatment of PWS + Composition of Matter coverage of DCCR Methods for treating subjects with PWS or SMS PWS relevant claims: reductions in aggressive behavior + others

Pipeline – Other Opportunities for DCCR | © 2020 Soleno Therapeutics Indication US Population Estimate Prader-Willi syndrome 21,000 – 28,000 Potential Upside Opportunities for DCCR Fragile X-PWS Phenotype 6,700 - 8,500 Prader-Willi Like Syndrome 300 - 500 Smith Magenis Syndrome 21,000 - 28,000 MC4R deficiency 32,700 - 163,000 Chronic Hyperinsulinism 820 - 1,100 Glycogen Storage Disease Type 1 2,800 - 6,800 Syndromic Obesity Other

Financial Highlights Financed Through Topline Data Cash Cash balance at end of Q3 2019 $11.2M Additional cash raised through CMPO Oct 2019$14.5M Potential additional cash post Topline Data*$12.0M No Debt Common shares outstanding after CMPO 44.6M Fully Diluted 53.6M | © 2020 Soleno Therapeutics * Potential for additional ~$12 M in cash with exercise of ~6M warrants from Dec 2017 PIPE which terminate at the earlier of Dec 15, 2020 or 30 days following positive Phase III results for DCCR in PWS

Soleno Therapeutics (NASDAQ: SLNO) | © 2020 Soleno Therapeutics Protected by multiple layers of granted and pending patents Provides composition of matter protection, as well as protection of formulations, and method of use Substantial potential for patent term extension IP protection to mid-2030s Orphan designation in the US and EU. Fast Track granted Significant upside potential in other indications Orphan designation granted Financed through topline data in 1H2020 Leading HC-focused institutional investors, Abingworth, Vivo, Oracle Partners and Jack Schuler Financed by leading healthcare investors Compelling product profile Addresses hallmark symptoms of PWS Clinically relevant improvements in hyperphagia, aggressive behaviors, body composition, and CV risk parameters with established decades-long safety profile Orphan asset in Phase III Study for Prader-Willi syndrome Phase III enrollment complete. Topline data 1H 2020 Significant commercial potential in PWS, an orphan indication with high unmet need. No approved treatments for hyperphagia, the hallmark symptom of PWS

Corporate Presentation January 2020| Soleno Therapeutics